Exhibit 99.1

Potbelly Corporation Reports Strong Results for First Fiscal Quarter 2024

First quarter system-wide sales growth of 1.9% and AWS of $24,250

32 additional new franchise shop commitments in the first quarter

Announces $20 million share repurchase program

Chicago, IL. May 8, 2024 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its first fiscal quarter ended March 31, 2024.

Key highlights for the quarter ended March 31, 2024, compared to March 26, 2023:

•Total revenues decreased by 6.0% to $111.2 million compared to $118.3 million, which included revenue from 33 shops that were refranchised in 2023.

•Average Weekly Sales (AWS) increased 1.6% to $24,250 and, inclusive of the impact of refranchising 33 former company locations in 2023, total company shop sales decreased by 8.0% to $107.6 million compared to $116.9 million.

•Same-store sales in the first quarter of (0.2)%, with expansion of traffic share during the quarter.

•GAAP net loss attributable to Potbelly Corporation was $2.8 million compared to $1.3 million. GAAP diluted earnings per share (EPS) was ($0.09) compared to ($0.05).

•Adjusted net income1 attributable to Potbelly Corporation was $0.2 million compared to $0.6 million. Adjusted diluted EPS1 was $0.01 compared to $0.02.

•Adjusted EBITDA1 increased 2.2% to $5.7 million compared to $5.6 million.

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “We’re proud of our solid start to the year across multiple fronts. In terms of profitability, we successfully managed both restaurant-level and corporate costs, driving a 150-basis point expansion in shop-level margins as well as strong corporate profitability with adjusted EBITDA of $5.7 million. On the development front, our franchise sales team added 32 additional commitments to our pipeline during the quarter leading to a 26% increase in open and committed shops year-over-year. We remain excited by the possibilities of this unique brand and believe that we continue to put the building blocks in place to achieve this potential.”

Wright added, “In addition, our board of directors authorized a $20 million share repurchase program, driven by their confidence in the sustainability of the momentum in our business, our strong balance sheet and the increased predictability of our cash flows due to our ongoing transition to a capital-light, franchised business model. This confidence is a testament to the disciplined execution of our team members as we seek to drive long-term, sustainable growth.”

Financial Outlook

In addition to the 2Q’24 and 2024 guidance below, the company reiterates the previously provided long-term growth ranges.

2Q’24 Guidance
Same Store Sales Growth	+0.0% to +2.0%
Adjusted EBITDA (2)	$7.0M to $8.5M

2024 Guidance
Same Store Sales % Growth	Low-Single Digit
New Unit % Growth	~10%
Adjusted EBITDA % Growth (2)	Mid- to High-Single Digit

(2) Quarterly and full-year guidance set forth above reflect the impact of refranchising 33 former company locations in 2023; the 53rd week in 2023, which will not recur in 2024; increased costs associated with the Company’s investment in development efforts to support sustained franchise growth and a $1.1 million settlement gain in the first quarter 2024 with a third-party software provider. The effect of 2023 refranchising is most pronounced in the first three quarters of 2024.

Stock Repurchase Program

The Company also announced that its Board of Directors has authorized a stock repurchase program authorizing the Company to repurchase up to $20.0 million of its outstanding common stock through May 7, 2027. The stock repurchase program replaces the stock repurchase program approved in May 2018. The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-844-825-9789 in the U.S. & Canada, or 1-412-317-5180 internationally.

For those unable to participate, an audio replay will be available following the call through Wednesday, May 15, 2024. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10187570. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 425 shops in the United States including more than 80 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated comparable store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

•Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) 2Q’24 and full year 2024 outlook and guidance and (iii) expectations regarding our new stock repurchase program.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2024	% of Revenue	Mar 26, 2023	% of Revenue
Revenues
Sandwich shop sales, net	$107,577	96.8%	$116,947	98.9%
Franchise royalties, fees and rent income	3,576	3.2	1,323	1.1
Total revenues	111,153	100.0	118,270	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	29,270	27.2	32,620	27.9
Labor and related expenses	32,253	30.0	36,502	31.2
Occupancy expenses	11,714	10.9	13,310	11.4
Other operating expenses	19,829	18.4	20,484	17.5

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	2,537	2.3	591	0.5
General and administrative expenses	11,547	10.4	9,969	8.4
Depreciation expense	3,011	2.7	2,971	2.5
Pre-opening costs	—	NM	22	NM
Loss on Franchise Growth Acceleration Initiative activities	133	0.1	949	0.8
Impairment, loss on disposal of property and equipment and shop closures	741	0.7	1,045	0.9
Total expenses	111,035	99.9	118,463	100.2
Income (loss) from operations	118	0.1	(193)	(0.2)

Interest expense, net	364	0.3	667	0.6
Loss on extinguishment of debt	2,376	2.1	239	0.2
Loss before income taxes	(2,622)	(2.4)	(1,099)	(0.9)
Income tax expense	51	NM	105	NM
Net loss	(2,673)	(2.4)	(1,204)	(1.0)
Net income attributable to non-controlling interest	94	NM	123	0.1
Net loss attributable to Potbelly Corporation	$(2,767)	(2.5)%	$(1,327)	(1.1)%

Net loss per common share attributable to common stockholders:
Basic	$(0.09)		$(0.05)
Diluted	$(0.09)		$(0.05)
Weighted average shares outstanding:
Basic	29,551		28,907
Diluted	29,551		28,907
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets – Unaudited
(amounts in thousands, except par value data)

	Mar 31, 2024	Dec 31, 2023
Assets
Current assets
Cash and cash equivalents	$12,723	$33,788
Accounts receivable, net of allowances of $21 and $26 as of March 31, 2024 and December 31, 2023, respectively	8,380	7,960
Inventories	3,556	3,516
Prepaid expenses and other current assets	7,476	7,828
Assets classified as held-for-sale	171	—
Total current assets	32,306	53,092

Property and equipment, net	45,608	45,087
Right-of-use assets for operating leases	138,068	144,390
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,053	2,056
Restricted cash	749	749
Deferred expenses, net and other assets	5,268	3,681
Total assets	$227,456	$252,460

Liabilities and equity
Current liabilities
Accounts payable	$9,970	$9,927
Accrued expenses	32,982	35,377
Short-term operating lease liabilities	24,464	24,525
Current portion of long-term debt	—	1,250
Total current liabilities	67,416	71,078

Long-term debt, net of current portion	5,000	19,168
Long-term operating lease liabilities	134,768	142,050
Other long-term liabilities	6,616	6,070
Total liabilities	213,800	238,367

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,685 and 29,364 shares as of March 31, 2024 and December 31, 2023, respectively	394	389
Warrants	1,745	2,219
Additional paid-in-capital	466,132	462,583
Treasury stock, held at cost, 10,131 and 10,077 shares as of March 31, 2024, and December 31, 2023, respectively	(117,366)	(116,701)
Accumulated deficit	(336,564)	(333,797)
Total stockholders’ equity	14,341	14,693
Non-controlling interest	(685)	(600)
Total equity	13,656	14,093

Total liabilities and equity	$227,456	$252,460

Potbelly Corporation
Consolidated Statements of Cash Flows – Unaudited
(amounts in thousands)

	For the Quarter to Date Ended
	Mar 31, 2024	Mar 26, 2023
Cash flows from operating activities:
Net loss	$(2,673)	$(1,204)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,011	2,971
Noncash lease expense	6,191	6,127
Deferred income tax	1	1
Stock-based compensation expense	1,771	911
Asset impairment, loss on disposal of property and equipment and shop closures	474	843
Loss on Franchise Growth Acceleration Initiative activities	133	936
Loss on extinguishment of debt	2,376	224
Other operating activities	77	85
Changes in operating assets and liabilities:
Accounts receivable, net	(441)	(847)
Inventories	(33)	274
Prepaid expenses and other assets	(515)	136
Accounts payable	(151)	(507)
Operating lease liabilities	(7,254)	(6,923)
Accrued expenses and other liabilities	(2,274)	(3,684)
Net cash provided by (used in) operating activities:	693	(657)

Cash flows from investing activities:
Purchases of property and equipment	(3,963)	(3,312)
Proceeds from sale of refranchised shops and other assets	227	96
Net cash used in investing activities:	(3,736)	(3,216)

Cash flows from financing activities:
Borrowings under Revolving Facility	7,000	—
Borrowings under Term Loan	—	25,000
Borrowings under Former Credit Facility	—	14,600
Repayments under Revolving Facility	(2,000)	—
Repayments under Term Loan	(22,827)	—
Repayments under Former Credit Facility	—	(23,150)
Payment of debt issuance costs	(345)	(2,204)
Proceeds from exercise of warrants	1,309	865
Employee taxes on certain stock-based payment arrangements	(980)	(47)
Distributions to non-controlling interest	(179)	(152)
Principal payments made for Term Loan	—	(313)
Net cash provided by (used in) financing activities:	(18,022)	14,599

Net increase (decrease) in cash and cash equivalents and restricted cash	(21,065)	10,726
Cash and cash equivalents and restricted cash at beginning of period	34,537	15,619
Cash and cash equivalents and restricted cash at end of period	$13,472	$26,345

Supplemental cash flow information:
Income taxes paid	$12	$55
Interest paid	$359	$787

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	$909	$978
Unpaid liability for employee taxes on certain stock-based payment arrangements	$328	$305

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2024	Mar 26, 2023
Net loss attributable to Potbelly Corporation, as reported	$(2,767)	$(1,327)
Impairment, loss on disposal of property and equipment and shop closures(1)	741	1,045
Loss on extinguishment of debt(2)	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	133	949
Total adjustments before income tax	3,250	2,233
Income tax adjustments(4)	(254)	(322)
Total adjustments after income tax	2,996	1,911
Adjusted net income attributable to Potbelly Corporation	$229	$584

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.01	$0.02
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.01	$0.02

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	29,551	28,907
Diluted	30,812	29,662

	For the Quarter Ended
	Mar 31, 2024	Mar 26, 2023
Net loss attributable to Potbelly Corporation, as reported	$(2,767)	$(1,327)
Depreciation expense	3,011	2,971
Interest expense, net	364	667
Income tax expense	51	105
EBITDA	$659	$2,416
Impairment, loss on disposal of property and equipment and shop closures(1)	741	1,045
Stock-based compensation	1,771	911
Loss on extinguishment of debt(2)	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	133	949
Adjusted EBITDA	$5,680	$5,560

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2024	Mar 26, 2023
Income (loss) from operations [A]	$118	$(193)
Income (loss) from operations margin [A÷B]	0.1%	(0.2)%
Less: Franchise royalties, fees and rent income	3,576	1,323
Franchise support, rent and marketing expenses	2,537	591
General and administrative expenses	11,547	9,969
Pre-opening costs	—	22
Loss on Franchise Growth Acceleration Initiative activities(3)	133	949
Depreciation expense	3,011	2,971
Impairment, loss on disposal of property and equipment and shop closures(1)	741	1,045
Shop-level profit [C]	$14,511	$14,031
Total revenues [B]	$111,153	$118,270
Less: Franchise royalties, fees and rent income	3,576	1,323
Sandwich shop sales, net [D]	$107,577	$116,947
Shop-level profit margin [C÷D]	13.5%	12.0%

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended
	Mar 31, 2024	Mar 26, 2023
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	345	373
Franchise shops, end of period	82	53
Revenue Data:
Company-operated comparable store sales	(0.2)%	22.2%

	For the Quarter Ended
	Mar 31, 2024	Mar 26, 2023
Sales from company-operated shops, net	$107,577	$116,947
Sales from franchise shops, net	26,611	14,732
System-wide sales	$134,188	$131,679

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan and former credit agreement for 2024 and 2023, respectively.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.